UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 22, 2014, Solar Power, Inc. (the “Company”)’s wholly owned subsidiary, SPI Solar Power Suzhou Co., Ltd. (“SPI Meitai Suzhou”), a company incorporated under the laws of the People’s Republic of China (“PRC”), entered into a cooperation framework agreement (“GD Solar Framework Agreement”) with GD Solar Co., Ltd. (“GD Solar”), a company incorporated under the laws of PRC and wholly owned by Guodian Technology & Environment Group Corporation Limited, also a company incorporated under the laws of PRC whose issued shares are listed on the Hong Kong Stock Exchange under stock code 1296, whereby (i) GD Solar agreed to grant SPI Meitai Suzhou a right of first refusal to purchase projects under construction from GD Solar, (ii) SPI Meitai Suzhou and GD Solar agreed to cooperate to develop an additional 500 megawatts (“MW”) of PV projects in China each year from 2015 to 2017, for a total of 1.5 gigawatts (“GW”), and (iii) SPI Meitai Suzhou agreed to develop, finance and hold the equity interests in the new PV projects and GD Solar agreed to provide EPC and related services to the new projects, subject to the terms and conditions under GD Solar Framework Agreement.

On October 22, 2014, SPI Meitai Suzhou entered into a share purchase agreement (“Jinchang Purchase Agreement”) with China Energy Power Group Operation and Maintenance Management Jiangsu Co., Ltd. (“China Energy Power Jiangsu”), a company incorporated under the laws of PRC and an affiliate of GD Solar, whereby SPI Meitai Suzhou agreed acquire 100% equity interest in Jinchang Hengji Electric Power Development Co., Ltd. from China Energy Power Jiangsu, for an aggregate purchase price of RMB960 million consisting of RMB930 million in cash and RMB30 million worth of the Company’s ordinary shares at a per share price equal to the 5-day average trading price immediately prior to the closing day of the transactions contemplated under Jinchang Purchase Agreement, subject to the terms and conditions thereunder.

On October 22, 2014, SPI Meitai Suzhou entered into a share purchase agreement (“Chaoyang Purchase Agreement”) with Liaoning Xinda New Energy Investment Co., Ltd. (“Liaoning Xinda”), a company incorporated under the laws of  PRC and an affiliate of GD Solar, whereby SPI Meitai Suzhou agreed acquire 100% equity interest in Chaoyang Tianhua Sunshine New Energy Investment Co., Ltd. from Liaoning Xinda, for an aggregate purchase price of RMB100 million to be settled in cash, subject to the terms and conditions of Chaoyang Purchase Agreement.

On October 22, 2014, SPI Meitai Suzhou entered into a share purchase agreement (“Xinghe Purchase Agreement,” together with GD Solar Framework Agreement, Jinchang Purchase Agreement and Chaoyang Purchase Agreement, the “GD Solar Agreements”) with Beijing Taihedafang Investment Development Co., Ltd. (“Taihedafang”), a company incorporated under the laws of the PRC and an affiliate of GD Solar, and Xinghe Chaerhu Development Co., Ltd. ("Xinghe"), a company incorporated under the laws of PRC and owned by Taihedafang, whereby SPI Meitai Suzhou agreed acquire 100% equity interest in Xinghe Chaerhu Hairun Ecological Photovoltaic Power Generation Co., Ltd. from Taihedafang and Xinghe, for an aggregate purchase price of RMB515 million consisting of RMB50 million in cash, RMB360 million in the form of financial lease and RMB105 million worth of the Company’s ordinary shares, the number of which shall be determined at a per share price equal to the 5-day average trading price immediately prior to the closing day of the transactions contemplated under Xinghe Purchase Agreement, subject to the terms and conditions thereunder.

The foregoing summary of the terms and conditions of the GD Solar Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the translations of the agreements attached hereto as Exhibits 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 and which are hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Translation of Cooperation Framework Agreement by and between SPI Solar Power Suzhou Co., Ltd. and GD Solar Co., Ltd. dated October 22, 2014

10.2	Translation of Share Purchase Agreement by and between SPI Solar Power Suzhou Co., Ltd. and China Energy Power Group Operation and Maintenance Management Jiangsu Co., Ltd. dated October 22, 2014

10.3	Translation of Share Purchase Agreement by and between SPI Solar Power Suzhou Co., Ltd. and Liaoning Xinda New Energy Investment Co., Ltd. dated October 22, 2014

10.4	Translation of Share Purchase Agreement by and between SPI Solar Power Suzhou Co., Ltd., Beijing Taihedafang Investment Development Co., Ltd. and Xinghe Chaerhu Development Co., Ltd. dated October 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: October 23, 2014	/s/ Amy Jing Liu
Name: Amy Jing Liu
Title: Chief Financial Officer

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